Exhibit 10.4
Daimler
Truck Financial

Amendment to Lease Agreement (Open End)

    This Amendment to Lease Agreement (Open End) ("Amendment") is by and between Daimler Trust, a Delaware statutory trust ("Creditor") and Covenant Transport, Inc., a Tennessee corporation, CTG Leasing Company, a Nevada corporation, Southern Refrigerated Transport, Inc., an Arkansas corporation, Star Transportation, Inc., a Tennessee corporation (individually and collectively, "Borrower") and amends all Lease Agreements (Open End) (Form Number TFFF1322) by and between Creditor and Borrower ("Agreement").  The Agreement shall be amended as follows:

1.
Agreement:  Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.  Except as expressly modified hereby, all of the terms of the Agreement shall remain in full force and effect.

2.	Paragraph 5 shall be modified as follows:

a.
Clause (a) of the second sentence after "consent," shall be modified to add:  "provided, however, Lessee may sublease Equipment in the ordinary course of its leasing business without Lessor's consent, provided Lessee gives Lessor prior written notice of such sublease;" and

b.	The following sentence shall be added after the last sentence: "Tri-Pak units and Qualcomm units are deemed readily removable."

3.	Paragraph 7 shall be modified as follows:

a.	Clause (3) shall be deleted in its entirety and replaced with the following language: "the Stipulated Loss Amount established by Lessor and specified in the Stipulated Loss Schedule".

4.
In Paragraph 8, the following sentence shall be added after the last sentence:  "Lessee agrees to give Lessor prior written notice in the event Lessee changes its business name or form, or merges into any other entity.

5.	Paragraph 11 shall be modified as follows:

a.	Clause (e) shall be deleted in its entirety;

b.	Clause (h), after "guarantor of Lessee," shall be modified to add "in favor of Lessor;" and

c.	The following language shall be added at the end of the sentence: ", provided Lessor first gives written notice to Lessee, and Lessee fails to cure within thirty (30) days of receipt of notice."

6.	Paragraph 12 shall be modified as follows:

a.	Clause (3) shall be deleted in its entirety and replaced with the following language: "the Stipulated Loss Amount established by Lessor and specified in the Stipulated Loss Schedule".

Daimler
Truck Financial

7.	Paragraph 14 shall be modified as follows:

a.	Clause (3) shall be deleted in its entirety and replaced with the following language: "the Stipulated Loss Amount established by Lessor and specified in the Stipulated Loss Schedule".

b.	In the third sentence, all language after "Lease Term" shall be replaced with "will be equal to the stated residual value."

8.	In Paragraph 18, the following language shall be deleted from clause (c); "including insurance proceeds and refunds of insurance premiums"

9.	Except as modified herein, the terms of the Agreement shall remain in full force and effect.

Dated this 30 day of June, 2008

Covenant Transport, Inc., a Tennessee corporation		CTG Leasing Company, a Nevada corporation

By:	/s/ M. David Hughes	By:	/s/ M. David Hughes
Its:	Senior Vice President	Its:	Senior Vice President

Southern Refrigerated Transport, Inc., an Arkansas corporation		Star Transportation, Inc., a Tennessee corporation

By:	/s/ M. David Hughes	By:	/s/ M. David Hughes
Its:	Senior Vice President	Its:	Senior Vice President

Daimler Trust, a Delaware statutory trust

By:	/s/ Michael D. Fate
Its:	Regional Credit Manager

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